Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
April 29, 2011	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports First Quarter Financial Results

Greenville, S.C. – Palmetto Bancshares, Inc. reported a net loss for the first quarter 2011 of $6.1 million, compared to a net loss for the fourth quarter 2010 of $32.6 million. Included in the results for the fourth quarter 2010 was a noncash charge of $14.1 million to establish an initial valuation allowance against the deferred tax asset at December 31, 2010. In the first quarter 2011, an additional increase in the deferred tax asset valuation allowance offset the income tax benefit that would otherwise have been recorded. Also included in the fourth quarter 2010 was a nonrecurring gain of $1.2 million on the sale of the Company’s credit card portfolio.

Excluding the noncash charges and nonrecurring item described above, the Company incurred a net loss of $6.0 million for the first quarter 2011 compared to a net loss of $19.7 million for the fourth quarter 2010. Similar to the previous quarter, the first quarter 2011 net loss was driven primarily by the continued elevated level of credit losses on problem assets stemming from depressed real estate values. The provision for loan losses, losses on loans held for sale, and writedowns and expenses on foreclosed properties totaled $7.5 million and $20.7 million, respectively, for the first quarter 2011 and fourth quarter 2010.

“Even though we again experienced an elevated level of credit losses, the aggregate amount of credit losses declined significantly in the first quarter of 2011,” said Samuel L. Erwin, Chief Executive Officer. “It appears that appraised values on commercial real estate may be starting to stabilize. In addition, during the first quarter the amount of our loans migrating into nonaccrual status declined significantly. Both of these positive factors are encouraging signs of an improving economy and indicate that the effects of the extended recession of the past few years may finally be waning.”

As part of its strategic plan to address credit quality issues, in September 2010 the Company began marketing for sale a pool of commercial real estate assets to reduce both the level of problem assets and concentration in commercial real estate. Since September 2010, the Company completed the sale of $14.7 million of these assets.

In addition to a reduction in credit losses, the Company also realized improvement in its net interest margin, which improved to 3.28% in the first quarter 2011 from 2.78% in the fourth quarter 2010. “Since the consummation of the private placement of our common stock in October 2010, we have taken strategic actions to reposition the balance sheet and improve our profitability,” Erwin continued. “In December 2010 and January 2011, we prepaid substantially all of our higher cost wholesale borrowings and during the first quarter we did not pursue retention of maturing higher priced certificates of deposit, both of which resulted in reduced interest expense. In addition, we are aggressively pursuing new loans through targeted campaigns with attractive rates. These efforts resulted in the highest quarterly loan origination volume since 2008. However, new loan volumes have not yet returned to historical levels, resulting in a continuation of our near term strategy of reinvesting excess cash into the securities portfolio to generate a higher level of interest income.”

“Continuing the reduction in problem assets and improving our net interest margin are two critically important priorities of our strategic plan. Our actions in the first quarter are moving us in the right direction as we draw closer to our return to profitability. We made progress this quarter, and we are encouraged by the ongoing signs of an improving economy,” said Erwin.

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 104-year old independent state-chartered commercial bank and is the fourth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.3 billion and serves the Upstate through 29 banking locations in Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York counties. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail and Commercial Banking, Mortgage, Trust, Brokerage, and Insurance. Additional information may be found at the Company’s web site at www.palmettobank.com.

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Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This News Release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). This News Release discusses both GAAP net loss and pre-tax loss excluding certain gains and charges, which is a non-GAAP measure. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s recording of a valuation allowance against the Company’s deferred tax asset in the first quarter of 2011 and fourth quarter 2010 as well as the gain on the sale of credit cards in the fourth quarter of 2010 when assessing the performance of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.